Tina  Barry
                                                                 (972) 281-1484
                                                                 tbarry@kcc.com


    RISING SALES AND OPERATING MARGIN BOOSTED KIMBERLY-CLARK'S SECOND QUARTER EARNINGS FROM OPERATIONS TO A RECORD 81 CENTS PER SHARE, AN INCREASE OF 12.5
                          PERCENT COMPARED WITH 1999

   Sales Jumped 10 Percent on the Strength of Double-Digit Volume Growth; EPS From Operations Grew at Double-Digit Rate for Eighth Consecutive Quarter

DALLAS, July 25, 2000 - Kimberly-Clark Corporation (KMB:NYSE) today reported that new and improved products and global expansion of its core businesses lifted sales in the second quarter of 2000 to $3.5 billion, an increase of
10.0 percent compared with 1999. Driven by the sales gain and continuing success in reducing costs, the company's operating margin, before unusual items, improved to 18.7 percent. Second quarter earnings from operations of 81 cents per share rose 12.5 percent from 72 cents per share in 1999, setting an all-time quarterly record.
     Including unusual items, diluted net income per share for the second quarter was 79 cents in 2000, an increase of 8.2 percent compared with 73 cents in 1999. The unusual items consisted of charges for business improvement and other nonoperating items in both years, including a gain in 1999 on the sale of the company's pulp mill in Miranda, Spain.
     Wayne R. Sanders, chairman and chief executive officer of Kimberly-Clark, said, "I'm pleased that our positive momentum is continuing. We're growing our sales with a blend of new and improved products and successful acquisitions.
In addition, selling price increases have begun to mitigate significantly

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higher raw material costs.  Meanwhile, ongoing productivity gains and cost reduction efforts also contributed to our improved results. Clearly, our global teams are doing an outstanding job of delivering top-line growth and driving solid and sustainable improvement through to the bottom-line.
     "Strong cash flow continues to underpin our growth and provide tremendous value for shareholders. So far this year, cash provided by operations has increased nearly 15 percent to $1.1 billion. We're in the enviable position of being able to invest in the future growth of our businesses while continuing to repurchase shares of our common stock. In fact, we repurchased another
6.5 million shares in the second quarter, bringing the total for the year to
14.0 million shares."

REVIEW OF OPERATING RESULTS
     Sales of $3.5 billion for the second quarter were up 10.0 percent compared with 1999, with improvement in each of the company's core businesses and in every region of the world. Sales would have increased approximately 11 percent if the revenues of the company's pulp and timberlands operations in the southeastern United States and pulp operations in Spain, which were closed or sold in 1999, were excluded. Sales volumes, excluding divestitures, were 12 percent higher, while selling prices increased 1 percent and changes in foreign currency rates reduced sales by about 2 percent.
     Tissue sales rose 9.0 percent from the second quarter of 1999. Excluding the revenues of divested businesses, however, sales were up over 11 percent, driven by an increase in sales volumes of approximately 12 percent and a 2 percent rise in selling prices, partially offset by currency effects. Sales volumes for both consumer and away-from-home products in North America grew at double-digit rates, led by improved products such

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as Kleenex Cottonelle and Scott bathroom tissue, Scott paper towels and Kleenex
Scottfold hand towels. The company's tissue operations in Europe and Latin America also achieved double-digit increases in sales volumes, with the acquisition of Attisholz's tissue business and strong sales of Andrex bathroom tissue in the U.K. contributing to the gains in Europe.
     Sales of personal care products were 4.9 percent greater than in 1999, with increased sales volumes accounting for the entire gain. In North America, sales volumes of Huggies diapers remained at healthy levels, but were below last year's all-time record. Sales volumes of the company's other personal care products in North America continued to rise, paced by solid increases in Depend and Poise incontinence care products and Kotex feminine care products.
In Europe, sales volumes of diapers and training and youth pants were up nearly 20 percent, driven by strong sales of Huggies diapers and expansion of Pull-Ups training pants, DryNites youth pants and Little Swimmers swimpants into new geographies. Additionally, higher shipments of Huggies diapers and Kotex feminine pads in Korea contributed to a sixth consecutive quarter of double-digit sales volume growth in Asia.
     Sales of health care and other products rose 50.9 percent, due primarily to the acquisitions of Ballard Medical Products and Safeskin Corporation along with solid growth in sales volumes of the company's base business.
     Operating profit in the second quarter of 2000 was $638.3 million, 12.1 percent greater than in the prior year. Excluding unusual items, operating profit rose 15.8 percent to $649.5 million in the second quarter of 2000 compared with $560.7 million in 1999, with improvement in each business segment. The increase was achieved despite significantly higher raw materials


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costs worldwide, mainly for fiber used in the company's tissue business.
     Kimberly-Clark's share of net income of equity companies in the second quarter was $41.1 million in 2000 compared with $46.9 million in 1999. The decrease was primarily attributable to lower earnings at Kimberly-Clark de Mexico, S.A. de C.V. ("KCM"). Although KCM posted double-digit gains in sales and operating profit before currency effects, its strong operating performance was more than offset by changes in the value of the Mexican peso.

YEAR-TO-DATE RESULTS
     For the first six months of 2000, sales of $6.9 billion were up 9.2 percent from $6.3 billion last year. Excluding the sales of divested businesses, however, sales were about 11 percent higher. Operating profit was $1,317.0 million in 2000 versus $1,113.9 million in 1999. However, before unusual items, operating profit for the year increased 12.9 percent to $1,274.1 million from $1,128.1 million in 1999. Diluted earnings per share were $1.65 in 2000, 16.2 percent greater than $1.42 per share in 1999.
Diluted earnings per share before unusual items were $1.60 in 2000 compared with $1.44 in 1999, an increase of 11.1 percent.
     Kimberly-Clark Corporation is a leading consumer products company. Its global tissue, personal care and health care brands include Huggies, Pull-Ups, Kotex, Depend, Kleenex, Scott, Kimberly-Clark, Safeskin, Tecnol, Kimwipes and WypAll. Other brands well known outside the U.S. include Andrex, Scottex, Page, Popee and Kimbies. Kimberly-Clark also is a major producer of premium business, correspondence and technical papers. The company has manufacturing operations in 40 countries and sells its products in more than 150 countries.

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Certain matters contained in this news release concerning the business outlook, anticipated financial and operating results, strategies, contingencies and transactions of the company constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events impacting the company. For a description of certain factors that could cause the company's future results to differ materially from those expressed in any such forward-looking statements, see the section of Part I, Item 1 of the company's Annual Report on Form 10-K for the year ended December 31, 1999 entitled "Factors That May Affect Future Results."

                Kimberly-Clark Web Site: www.kimberly-clark.com
                                         ----------------------























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                          KIMBERLY-CLARK CORPORATION
                         SECOND QUARTER ENDED JUNE 30
                     (Millions, except per share amounts)


EARNINGS  PER  SHARE  SUMMARY:
                                      Second Quarter                       Six Months
                                      Ended June 30                       Ended June 30
                                     ---------------                     ---------------
                                  2000    1999    Change             2000    1999    Change
                                  ----    ----    ------             ----    ----    ------

Net Income Per
  Share - Diluted..............   $.79    $.73      8.2%             $1.65   $1.42    16.2%

Adjusted for Unusual Items:

  Charges for Business
    Improvement and
    Other Programs.............    .01     .01                         .02     .04

    Other Charges (Credits)....    .01    (.02)                       (.07)   (.02)
                                  ------  ------                     ------  ------

Earnings From
  Operations - Diluted.........   $.81    $.72     12.5%             $1.60   $1.44    11.1%
                                  ======  ======                     ======  ======

AVERAGE NUMBER OF COMMON
 SHARES OUTSTANDING:

  Basic........................  542.1   532.3                       543.7   534.1

  Diluted                        546.8   536.3                       548.1   537.4


OTHER INFORMATION:

SIX MONTHS ENDED JUNE 30                                          2000     1999    Change
                                                                -------  -------  --------

Cash Dividends Declared Per Share........................       $  .54   $  .52     +  3.8%

Capital Spending.........................................        495.2    359.9     + 37.6%

TWELVE MONTHS ENDED JUNE 30

Net Income Return on Average Stockholders'
  Equity.................................................        37.3%    32.1%     + 16.2%

AS OF JUNE 30

Net Debt to Capital......................................        33.2%    39.5%     - 15.9%

Number of Common Shares Outstanding......................        538.7    532.6



Unaudited


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                          KIMBERLY-CLARK CORPORATION
                         SECOND QUARTER ENDED JUNE 30
                     (Millions, except per share amounts)


                                                    2000          1999        Change
                                                    ----          ----        ------

Net Sales....................................     $3,464.5      $3,148.6      + 10.0%
  Cost of products sold......................      2,032.1       1,851.6      +  9.7%
                                                  ---------     ---------

Gross Profit.................................      1,432.4       1,297.0      + 10.4%
  Advertising, promotion
    and selling expenses.....................        534.0         517.6      +  3.2%
  Research expense...........................         68.4          62.2      + 10.0%
  General expense............................        183.4         166.8      + 10.0%
  Goodwill amortization......................         20.7          10.2      +102.9%
  Restructuring items........................          -            (1.4)        N.M.
  Other (income) expense, net................        (12.4)        (27.7)     - 55.2%
                                                  ---------     ---------

Operating Profit.............................        638.3         569.3      + 12.1%
  Interest income............................          7.2           5.2      + 38.5%
  Interest expense...........................        (54.0)        (54.6)     -  1.1%
                                                  ---------     ---------

Income Before Income Taxes...................        591.5         519.9      + 13.8%
  Provision for income taxes.................        182.9         165.8      + 10.3%
                                                  ---------     ---------

Income Before Equity Interests...............        408.6         354.1      + 15.4%
  Share of net income of equity
    companies................................         41.1          46.9      - 12.4%
  Minority owners' share of
    subsidiaries' net income.................        (15.4)         (9.9)     + 55.6%
                                                  ---------     ---------

Net Income...................................     $  434.3      $  391.1      + 11.0%
                                                  =========     =========

Net Income Per Share:

  Basic......................................     $    .80      $    .73      +  9.6%
                                                  =========     =========

  Diluted....................................     $    .79      $    .73      +  8.2%
                                                  =========     =========


Notes:

1. In 2000, charges for business improvement and other programs and other charges (credits) are included in operating profit as follows: cost of products sold - $4.7 million; advertising, promotion and selling expenses - $1.0 million; and general expense - $5.5 million.

2. In 1999, charges (credits) for business improvement and other programs and other charges (credits) are included in operating profit as follows: cost of products sold - $14.8 million; general expense - $1.4 million; restructuring items - $(1.4) million; and other (income) expense, net - $(23.4) million.

N.M.-Not  meaningful
Unaudited

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                          KIMBERLY-CLARK CORPORATION
                           SIX MONTHS ENDED JUNE 30
                     (Millions, except per share amounts)


                                                    2000          1999        Change
                                                    ----          ----        ------

Net Sales....................................     $6,851.7      $6,273.8      +  9.2%
  Cost of products sold......................      4,013.0       3,703.5      +  8.4%
                                                  ---------     ---------

Gross Profit.................................      2,838.7       2,570.3      + 10.4%
  Advertising, promotion
    and selling expenses.....................      1,086.2       1,024.8      +  6.0%
  Research expense...........................        129.6         117.0      + 10.8%
  General expense............................        366.5         316.9      + 15.7%
  Goodwill amortization......................         39.0          17.0      +129.4%
  Restructuring items........................            -           1.5         N.M.
  Other (income) expense, net................        (99.6)        (20.8)     +378.8%
                                                  ---------     ---------

Operating Profit.............................      1,317.0       1,113.9      + 18.2%
  Interest income............................         15.0          11.2      + 33.9%
  Interest expense...........................       (103.4)       (108.1)     -  4.3%
                                                  ---------     ---------

Income Before Income Taxes...................      1,228.6       1,017.0      + 20.8%
  Provision for income taxes.................        385.1         327.0      + 17.8%
                                                  ---------     ---------

Income Before Equity Interests...............        843.5         690.0      + 22.2%
  Share of net income of
    equity companies.........................         88.7          90.5      -  2.0%
  Minority owners' share of
    subsidiaries' net income.................        (27.7)        (14.8)     + 87.2%
                                                  ---------     ---------

Net Income...................................     $  904.5      $  765.7      + 18.1%
                                                  =========     =========

Net Income Per Share:

  Basic......................................     $   1.66      $   1.43      + 16.1%
                                                  =========     =========

  Diluted....................................     $   1.65      $   1.42      + 16.2%
                                                  =========     =========


Notes:

1. In 2000, charges for business improvement and other programs and other charges (credits) are included in operating profit as follows: cost of products sold - $19.0 million; advertising, promotion and selling expenses - $3.5 million; general expense - $10.4 million; and other (income) expense, net - $(75.8) million.

2. In 1999, charges (credits) for business improvement and other programs and other charges (credits) are included in operating profit as follows: cost of products sold - $33.3 million; general expense -
       $2.8 million; restructuring items - $1.5 million; and other (income) expense, net - $(23.4) million.

N.M.-Not  meaningful
Unaudited
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                          KIMBERLY-CLARK CORPORATION
                        SELECTED BUSINESS SEGMENT DATA
                         SECOND QUARTER ENDED JUNE 30
                                  (Millions)

                                       Second  Quarter                Six  Months
                                       Ended  June  30               Ended  June  30
                                       ---------------               ---------------
                                 2000       1999     Change       2000       1999     Change
                                 ----       ----     ------       ----       ----     ------

NET SALES:

Tissue.......................  $1,784.1   $1,636.3    + 9.0%     $3,578.0   $3,350.6   + 6.8%
Personal Care................   1,360.8    1,297.5    + 4.9%      2,659.1    2,498.7   + 6.4%
Health Care and
  Other......................     333.4      221.0    +50.9%        639.7      438.6   +45.9%

Intersegment
  Sales......................     (13.8)      (6.2)     N.M.        (25.1)     (14.1)    N.M.
                               ---------  ---------              ---------  ---------

Consolidated.................  $3,464.5   $3,148.6    +10.0%     $6,851.7   $6,273.8   + 9.2%
                               =========  =========              =========  =========


OPERATING PROFIT (a):

Tissue.......................  $  320.3   $  255.6    +25.3%     $  625.6   $  543.0   +15.2%
Personal Care................     279.9      266.6    + 5.0%        549.4      501.1   + 9.6%
Health Care and
  Other......................      46.0       43.2    + 6.5%         90.7       84.8   + 7.0%

Unallocated
  items - net................      (7.9)       3.9      N.M.         51.3      (15.0)    N.M.
                               ---------  ---------              ---------  ---------

Consolidated.................  $  638.3   $  569.3    +12.1%     $1,317.0   $1,113.9   +18.2%
                               =========  =========              =========  =========


(a) Operating profit includes charges (credits) for business improvement and other programs and other charges (credits) as follows:


                                  Second  Quarter         Six  Months
                                  Ended  June  30         Ended June 30
                                  ---------------         -------------

                                   2000     1999           2000     1999
                                  ------   ------         ------   ------

     Tissue                       $ 5.2    $ 8.9          $ 18.5    $21.7
     Personal Care                  1.2      5.7             4.0     15.0
     Health Care and Other          4.8       .2            10.4      1.1
     Unallocated items - net          -    (23.4)          (75.8)   (23.6)
                                  -----    -------        -------  -------

Consolidated                      $11.2    $(8.6)         $(42.9)   $14.2
                                  ======   =======        =======   =======





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Description of Business Segments

The Tissue segment manufactures and markets facial and bathroom tissue, paper towels, wipers and napkins for household and away-from-home use; wet wipes; printing, premium business and correspondence papers; and related products.

The Personal Care segment manufactures and markets disposable diapers, training and youth pants and swimpants; feminine and incontinence care products; and related products.

The Health Care and Other segment manufactures and markets health care products such as surgical gowns, drapes, infection control products, sterilization wraps, disposable face masks and exam gloves, respiratory products and other disposable medical products; specialty and technical papers; and other products.

N.M.-Not  meaningful
Unaudited



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